     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 18, 1994
                                                  REGISTRATION NO. 33-
============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                           AVERY DENNISON CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                               95-1492269
    (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                IDENTIFICATION NO.)

                       150 NORTH ORANGE GROVE BOULEVARD
                          PASADENA, CALIFORNIA 91103
                                (818) 304-2000
        (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                       ROBERT G. VAN SCHOONENBERG, ESQ.
                      VICE PRESIDENT AND GENERAL COUNSEL
                          AVERY DENNISON CORPORATION
                       150 NORTH ORANGE GROVE BOULEVARD
                          PASADENA, CALIFORNIA 91103
                                (818) 304-2000
          (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
            INCLUDING AREA CODE, OF REGISTRANT'S AGENT FOR SERVICE)

                               ----------------

                                   COPIES TO:
        THOMAS W. DOBSON, ESQ.                RICHARD A. BOEHMER, ESQ.
           LATHAM & WATKINS                      O'MELVENY & MYERS
         633 WEST FIFTH STREET                 400 SOUTH HOPE STREET
     LOS ANGELES, CALIFORNIA 90071         LOS  ANGELES, CALIFORNIA 90071
             (213) 485-1234                       (213) 669-6000

                               ----------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  From time to time after the effective date of this Registration Statement as determined in light of market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_] If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                                PROPOSED    PROPOSED
                                                 MAXIMUM     MAXIMUM
                                      AMOUNT    OFFERING    AGGREGATE      AMOUNT OF
     TITLE OF EACH CLASS OF           TO BE       PRICE     OFFERING      REGISTRATION
   SECURITIES TO BE REGISTERED      REGISTERED  PER UNIT*    PRICE*           FEE
- --------------------------------------------------------------------------------
Debt Securities..................  $100,000,000    100%**    $100,000,000   $34,483

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
 *Estimated solely for the purpose of calculating the registration fee. **Exclusive of accrued interest, if any.

                               ----------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
=============================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE.THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  SUBJECT TO COMPLETION, DATED MARCH 18, 1994

                           [LOGO OF AVERY DENNISON]

                                DEBT SECURITIES

                                  -----------

  Avery Dennison Corporation (the "Company") may offer, from time to time, debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness (the "Debt Securities") at an aggregate initial offering price not to exceed $100,000,000, or, if the principal of the Debt Securities is payable in a foreign or composite currency, the equivalent thereof at the time of the offering. The Debt Securities may be offered as separate series and may be offered in amounts, at prices and on terms to be determined at the time of sale. When a particular series of Debt Securities (the "Offered Debt Securities") is offered, a supplement to this Prospectus (the "Prospectus Supplement") will be delivered with this Prospectus setting forth the terms of such Offered Debt Securities, including, if applicable, the specific designation, aggregate principal amount, denominations, currency, purchase price, maturity, interest rate (which may be fixed or variable) and time of payment of interest, redemption terms and any listing on a securities exchange of the Offered Debt Securities. All or a portion of the Debt Securities of a series may be issued in temporary or permanent global form.

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES  AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES  COMMISSION
     PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

   The Offered Debt Securities may be sold directly, through agents designated from time to time or through underwriters or dealers, which may be a group of underwriters represented by one or more firms, or through a combination of such methods. See "Plan of Distribution." If any agents of the Company or any underwriters or dealers are involved in the sale of the Offered Debt Securities, the names of such agents, underwriters or dealers and any applicable commissions or discounts will be set forth in the Prospectus Supplement.

                                  -----------

                 The date of this Prospectus is March   , 1994

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, New York, New York 10048; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Branch of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange Incorporated, 301 Pine Street, San Francisco, California 94104, on which exchanges the Company's common stock is listed.

  This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "1933 Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement for further information with respect to the Company and the Debt Securities offered hereby. Any statements contained herein concerning the provisions of any documents are not necessarily complete, and, in each instance, reference is made to such copy filed as a part of the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement may be inspected without charge at the office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company's Annual Report on Form 10-K for the fiscal year ended January 1, 1994, which incorporates by reference certain portions of the Company's 1993 Annual Report to Shareholders, is incorporated in and made a part of this Prospectus.

  All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any subsequently filed document deemed to be incorporated herein or contained in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

  The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Requests for such copies should be directed to the Secretary, Avery Dennison Corporation, 150 North Orange Grove Boulevard, Pasadena, California 91103; telephone (818) 304-2000.

                                  THE COMPANY

  The Company is a leading worldwide manufacturer of pressure-sensitive adhesives and materials, office products, and product identification and control systems. Pressure-sensitive materials and adhesives are sold to customers who convert or adapt these products for a wide variety of industrial and consumer applications. Office products are sold as stock items and include self-adhesive labels, felt-tipped markers, binders, organizing systems, and a number of other products for the office, school and home. Product identification and control systems include a broad range of labels, tags and tickets, and automated labeling equipment, which are sold to a wide variety of customers for industrial and retail applications.

  The Company manufactures and sells these products from 200 manufacturing facilities and sales offices located in 24 countries, and employs approximately 15,750 persons worldwide. Its principal corporate offices are located at 150 North Orange Grove Boulevard, Pasadena, California 91103 (telephone: (818) 304-
2000).

  The Company was founded in 1935 by R. Stanton Avery, the Founder and Chairman Emeritus, incorporated in California in 1946 and reincorporated in Delaware in 1977. On October 16, 1990, a wholly owned subsidiary of the Company merged into Dennison Manufacturing Company ("Dennison"), Dennison became a wholly owned subsidiary of the Company, and the Company changed its name from Avery International Corporation to Avery Dennison Corporation. References herein to the "Company" are to Avery Dennison Corporation and its subsidiaries, unless the context otherwise requires.

                                USE OF PROCEEDS

  Except as may be set forth in the Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Debt Securities to reduce domestic variable-rate short-term borrowings, some of which are classified as long-term debt, to finance or refinance the acquisition of all or a portion of indebtedness (guaranteed by the Company) to two domestic banks of two of the Company's employee stock ownership plans ("ESOPs"), to reduce or retire from time to time other indebtedness and for other general corporate purposes. The indebtedness of the ESOPs was incurred to purchase common stock of the Company for beneficiaries of the ESOPs and is repayable on a scheduled basis through 2003. As of March 16, 1994, the aggregate indebtedness of the ESOPs was $43.4 million and the weighted average annual interest rate on such indebtedness was 4.64%.

                       RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the Company's consolidated ratio of earnings to fixed charges for the periods shown.

                             1990
                   ------------------------------------
      1989         ACTUAL             AS ADJUSTED             1991             1992             1993
      ----         ------             -----------             ----             ----             ----
      4.4           1.2                   2.8                 2.7              3.1              3.2

  The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, "earnings" consist of income before income taxes plus fixed charges (excluding capitalized interest), and "fixed charges" consist of interest expense, capitalized interest, amortization of debt issuance costs and the portion of rent expense (estimated to be 45% for 1989 and 1990, 40% for 1991 and 35% for 1992 and 1993) on operating leases deemed representative of interest. In 1990, the Company incurred merger expenses and restructuring charges of $13.8 million and $85.2 million, respectively, in connection with the merger of Dennison with a wholly owned subsidiary of the Company. The "As adjusted" amount shown above for 1990 has been calculated to exclude the effect of these items.

                         DESCRIPTION OF DEBT SECURITIES

  The Debt Securities are to be issued under an Indenture, dated as of March 15, 1991, between the Company and Security Pacific National Bank, as Trustee, as amended by a First Supplemental Indenture, dated as of March 16, 1993, between the Company and BankAmerica National Trust Company, as successor Trustee (the "Trustee"), each of which is incorporated by reference as an exhibit to the Registration

Statement (collectively, the "Indenture"). The following summary of certain general provisions of the Indenture and the Debt Securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Indenture, including the definitions therein of certain terms. The particular terms of the Offered Debt Securities and the extent, if any, to which such general provisions may apply to the Offered Debt Securities will be described in the Prospectus Supplement relating to such Offered Debt Securities.

GENERAL

  The Indenture does not limit the amount of Debt Securities which may be issued thereunder and provides that Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time. The Debt Securities may be issued from time to time in one or more series. The Debt Securities will be unsecured and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

  Debt Securities will be issued in fully registered form without coupons and may be issued in whole or in part in the form of one or more global securities ("Global Securities").

  Reference is made to the Prospectus Supplement relating to the particular series of Offered Debt Securities offered thereby for the following terms of the Offered Debt Securities: (i) the title and aggregate principal amount of the Offered Debt Securities; (ii) the price (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be issued; (iii) the date or dates on which the Offered Debt Securities will mature; (iv) the rate or rates per annum, or the method for determining such rate or rates, if any, at which the Offered Debt Securities will bear interest;
(v) the date from which such interest, if any, on the Offered Debt Securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the regular record dates for such interest payment dates; (vi) the place or places where the principal of (and premium, if any) and interest, if any, on the Offered Debt Securities shall be payable; (vii) any optional or mandatory sinking fund provisions; (viii) the date, if any, after which, or the period or periods, if any, within which, and the price or prices at which the Offered Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed at the option of the Company or the holder thereof and any other terms and provisions of such optional or mandatory redemptions; (ix) the denominations in which any Offered Debt Securities will be issuable if other than denominations of $1,000 and any integral multiple thereof; (x) if other than the principal amount thereof, the portion of the principal amount of Offered Debt Securities which will be payable upon declaration of acceleration of maturity thereof;
(xi) any Events of Default with respect to the Offered Debt Securities, if not set forth in the Indenture; (xii) the currency or currencies, including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on the Offered Debt Securities will be payable (if other than the currency of the United States of America) which may be different for principal, premium, if any, and interest, if any; (xiii) if the principal of (and premium, if any), or interest, if any, on the Offered Debt Securities are to be payable, at the election of the Company or any holder thereof, in a currency or currencies other than that in which the Offered Debt Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made; (xiv) if the amount of payments of principal of (and premium, if any), or interest, if any, on the Offered Debt Securities may be determined with reference to an index, the manner in which such amounts will be determined; (xv) whether such Offered Debt Securities are to be issued in whole or in part in the form of one or more Global Securities; (xvi) the application, if any, of certain provisions of the Indenture relating to defeasance and discharge, and certain conditions thereto;
(xvii) any additional covenants or other material terms relating to the Offered Debt Securities (which may not be inconsistent with the Indenture); and (xviii) any Federal income tax consequences applicable to the Offered Debt Securities.

  Unless otherwise indicated in the Prospectus Supplement relating thereto, principal (and premium, if any) will be payable and the Debt Securities will be transferable at the corporate trust office of the Trustee in the City of New York, New York. Unless other arrangements are made, interest, if any, will be paid by checks mailed by first class mail to the holders of Debt Securities at their registered addresses. No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  One or more series of the Debt Securities may be issued as discounted Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities will be described in the Prospectus Supplement relating thereto.

  Indexed Debt Securities may be issued with the principal amount payable at maturity, or the amount of interest payable on an interest payment date, to be determined by reference to a currency exchange rate, composite currency, commodity price or other financial or non-financial index as set forth in the Pricing Supplement applicable thereto. Holders of indexed Debt Securities may receive a principal amount at maturity that is greater than or less than the face amount of such Debt Securities depending upon the value at maturity of the applicable index. Information as to the methods for determining the principal amount payable at maturity or the amount of interest payable on an interest payment date, as the case may be, any currency or commodity market to which principal or interest is indexed, foreign exchange and other risks and certain additional tax and other considerations with respect to indexed Debt Securities will be set forth in the Pricing Supplement applicable thereto.

  The covenants of the Company under the Indenture, as described below, will not necessarily afford holders of the Debt Securities protection in the event of a highly leveraged transaction involving the Company, such as a leveraged buyout.

CERTAIN DEFINITIONS

  "Attributable Debt" means, as to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining primary term thereof, discounted from the respective due dates thereof to such date at the actual percentage rate inherent in such arrangement as determined in good faith by the Company. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

  "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) less (i) all liabilities, other than deferred income taxes and Funded Debt and (ii) all goodwill, trade names, trademarks, patents, organizational expenses and other like intangibles, of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

  "Funded Debt" means (i) all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower and
(ii) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with generally accepted accounting principles (such rental obligations to be included as Funded Debt at the amount so capitalized and to be included for the purposes of the definition of Consolidated Net Tangible Assets both as an asset and as Funded Debt at the amount so capitalized).

  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Principal Property" means any real property owned at March 15, 1991 or thereafter acquired by the Company or any Subsidiary of the Company the gross book value (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Tangible Assets other than (i) any property which in the opinion of the Board of Directors is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety or (ii) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

  "Subsidiary" means a corporation, partnership or trust more than 50% of the outstanding voting stock of which, or similar ownership interest in which, is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

RESTRICTIONS ON SECURED DEBT

  If the Company or any Subsidiary shall incur, issue, assume or guarantee any evidence of indebtedness for borrowed money ("Debt") secured, after March 15, 1991, by a mortgage, pledge or lien ("Mortgage") on any Principal Property of the Company or any Subsidiary, or on any share of capital stock or Debt of any Subsidiary, the Company will secure or cause such Subsidiary to secure the Debt Securities equally and ratably with (or, at the Company's option, prior to) such secured Debt, so long as such secured Debt is so secured, unless, after giving effect thereto, the aggregate amount of all such secured Debt, together with all Attributable Debt of the Company and its Subsidiaries with respect to sale and leaseback transactions involving Principal Properties (with the exception of such transactions which are excluded as described in "Restrictions on Sales and Leasebacks" below), would not exceed 10% of Consolidated Net Tangible Assets.

  The above restriction will not apply to, and there will be excluded from secured Debt in any computation under such restriction, Debt secured by (a) Mortgages on property of the Company or any Subsidiary, or on any shares of capital stock of or Debt of any Subsidiary, existing on March 15, 1991, (b) Mortgages on property of, or on any shares of capital stock of or Debt of, any corporation existing at the time such corporation becomes a Subsidiary, (c) Mortgages in favor of the Company or any Subsidiary, (d) Mortgages in favor of governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of any statute, (e) Mortgages on property, shares of capital stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) and purchase money and construction Mortgages which are entered into within specified time limits, (f) Mortgages securing industrial revenue bonds, pollution control bonds or other similar types of bonds, (g) mechanics and similar liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith, (h) Mortgages arising from deposits with, or the giving of any form of security to, any governmental agency required as a condition to the transaction of business or exercise of any privilege, franchise or license, (i) Mortgages for taxes, assessments or governmental charges or levies which are not then delinquent or, if delinquent, are being contested in good faith, (j) Mortgages (including judgment liens) arising from legal proceedings being contested in good faith (and, in the case of judgment liens, execution thereof is stayed) and (k) any extension, renewal or replacement of any Mortgage referred to in the foregoing clauses (a) through (j) inclusive or any Debt secured thereby, provided that such extension, renewal or replacement will be limited to all or part of the same property, shares of capital stock or Debt that secured the Mortgage extended, renewed or replaced.

RESTRICTIONS ON SALES AND LEASEBACKS

  Neither the Company nor any Subsidiary may, after March 15, 1991, enter into any sale and leaseback transaction involving any Principal Property, unless, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to such transactions plus all Debt secured by Mortgages on Principal Properties, or on shares of capital stock or Debt of Subsidiaries (with the exception of secured Debt which is excluded as described in "Restrictions on Secured Debt" above), would not exceed 10% of Consolidated Net Tangible Assets.

  This restriction will not apply to, and there shall be excluded from Attributable Debt in any computation under such restriction, any sale and leaseback transaction if (a) the lease is for a period, including renewal rights, of not in excess of three years, (b) the sale or transfer of the Principal Property is made within a specified period after its acquisition or construction, (c) the lease secures or relates to industrial revenue bonds, pollution control bonds or other similar types of bonds, (d) the transaction is between the Company and a Subsidiary or between Subsidiaries, or (e) the Company or a Subsidiary, within 120 days after the sale or transfer shall have been made by the Company or by a Subsidiary, applies an amount equal to the greater of the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or the fair market value of the Principal Property so leased at the time of entering into such arrangement (as determined in any manner approved by the Board of Directors) to (i) the retirement of the Debt Securities or other Funded Debt of the Company ranking on a parity with or senior to the Debt Securities, or the retirement of the securities or other Funded Debt of a Subsidiary; provided, however, that the amount to be applied to the retirement of such Funded Debt of the Company or a Subsidiary shall be reduced by (x) the principal amount of any Debt Securities (or other notes or debentures constituting such Funded Debt) delivered within such 120-day period to the Trustee or other applicable trustee for retirement and cancellation and (y) the principal amount of such Funded Debt, other than items referred to in the preceding clause (x), voluntarily retired by the Company or a Subsidiary within 120 days after such sale; and provided further, that notwithstanding the foregoing, no retirement referred to in this clause (i) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision, or (ii) the purchase of other property which will constitute a Principal Property having a fair market value, in the opinion of the Board of Directors, at least equal to the fair market value of the Principal Property leased in such sale and leaseback transaction.

RESTRICTIONS ON THE PAYMENT OF DIVIDENDS AND OTHER PAYMENTS

  The Company may not declare or pay any dividends or make any distributions on its capital stock (except in shares of, or warrants or rights to subscribe for or purchase shares of, capital stock of the Company), nor may the Company or any Subsidiary make any payment to retire or acquire shares of such stock, at a time when a payment default described in clause (i), (ii) or (iii) of "Events of Default" below has occurred and is continuing.

MERGER AND CONSOLIDATION

  The Company covenants that it will not merge, consolidate or sell, convey, transfer or lease its properties or assets substantially as an entirety and the Company will not permit any Person to consolidate with or merge into the Company unless, among other things, (a) the successor Person is the Company or another corporation, partnership or trust which assumes the Company's obligations on the Debt Securities and under the Indenture, (b) after giving effect to such transaction, the Company or the successor Person would not be in default under the Indenture and (c) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to an encumbrance which would not be permitted by the Indenture, the Company or such successor Person takes such steps as are necessary effectively to secure the Debt Securities equally and ratably with (or, at the option of the Company, prior to) all indebtedness secured thereby.

EVENTS OF DEFAULT

  The Indenture defines "Events of Default" with respect to the Debt Securities of any series as being one of the following events: (i) default in the payment of any installment of interest on that series for 30 days after becoming due;
(ii) default in the payment of principal of (or premium, if any, on) that series when due; (iii) default in the deposit of any sinking fund payment on that series when due; (iv) default in the performance or breach of any other covenant or warranty of the Company in the Debt Securities of that series or the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of any series of Debt Securities other than that series) for 60 days after notice to the Company by the Trustee or to the

Company and the Trustee by the holders of at least 25% in principal amount of the outstanding Debt Securities of such series; (v) default under any mortgage, indenture (including the Indenture) or instrument under which there is issued, or which secures or evidences, any indebtedness for borrowed money of the Company or any Subsidiary existing as of March 15, 1991 or thereafter created, which default shall constitute a failure to pay principal of such indebtedness in an amount exceeding $10,000,000 when due and payable (other than as a result of acceleration), after expiration of any applicable grace period with respect thereto, or shall have resulted in an aggregate principal amount of such indebtedness exceeding $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 10 days after notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the outstanding Debt Securities of such series; (vi) certain events of bankruptcy, insolvency or reorganization; and
(vii) any other Event of Default provided with respect to Debt Securities of that series. If an Event of Default shall occur and be continuing with respect to the Debt Securities of any series, either the Trustee or the holders of at least 25% in principal amount of the Debt Securities then outstanding of that series may declare the principal (or such portion thereof as may be specified in the Prospectus Supplement relating to such series) of the Debt Securities of such series to be immediately due and payable.

  The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default with respect to Debt Securities of a series, give the holders of such Debt Securities of such series notice of all uncured defaults known to it (the term default to mean the events specified above without grace periods); provided that, except in the case of default in the payment of principal of (or premium, if any) or interest, if any, on any Debt Security of such series or in the payment of any sinking fund installment with respect to Debt Securities of such series, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of Debt Securities of such series.

  The Company will be required to furnish to the Trustee annually a statement by certain officers of the Company stating whether or not, to the best of their knowledge, the Company is in default in the performance and observance of any of the terms, provisions and conditions of certain covenants contained in the Indenture and, if the Company is in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

  The holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series, and to waive certain defaults with respect thereto. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of Debt Securities unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

MODIFICATION OF THE INDENTURE

  With certain exceptions, the Indenture may be modified or amended with the consent of the holders of not less than a majority in principal amount of the outstanding Debt Securities of each series affected by the modification; provided, however, that no such modification or amendment may be made, without the consent of the holder of each Debt Security affected, which would (i) reduce the principal amount of or the interest on any Debt Security, change the stated maturity of the principal of, or any installment of interest on, any Debt Security, or the other terms of payment thereof, or (ii) reduce the above-stated percentage of Debt

Securities, the consent of the holders of which is required to modify or amend the Indenture, or the percentage of Debt Securities of any series, the consent of the holders of which is required to waive certain past defaults.

DEFEASANCE AND COVENANT DEFEASANCE

  Under the Indenture, the Company may elect to discharge (a "defeasance") its obligations with respect to the outstanding Debt Securities of a series (other than certain obligations to the Trustee and the Company's obligations with respect to the registration, transfer and exchange of Debt Securities, mutilated, destroyed, lost and stolen Debt Securities, the maintenance of an office or agency in the place of payment for such series and the treatment of funds held by Paying Agents), or may elect to be released from the restrictions described under "Restrictions on Secured Debt", "Restrictions on Sales and Leasebacks" and "Restrictions on the Payment of Dividends and Other Payments" above and any other provisions identified in the accompanying Prospectus Supplement ("covenant defeasance") if, among other things, (i) the Company has irrevocably deposited or caused to be deposited with the Trustee (or other satisfactory trustee), as trust funds for the payment of such Debt Securities, money or U.S. Government Obligations (as defined in the Indenture), or a combination thereof, which through the scheduled payment of principal and interest will provide money in an amount sufficient, without reinvestment, to pay and discharge at maturity or redemption the entire amount of principal of (and premium, if any) and interest, if any, on such Debt Securities and any mandatory sinking fund payments or analogous payments applicable to the outstanding Debt Securities of such series; (ii) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Debt Securities shall have occurred and be continuing on the date of such deposit and, for certain purposes, at any time during the period ending on the 123rd day after the date of deposit, or any longer preference period; (iii) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as referred to in the Indenture;
(iv) such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or other material agreements or instruments of the Company or cause the Debt Securities, if listed on a national securities exchange, to be delisted; and (v) the Company provides the Trustee with an opinion of counsel to the effect that the holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance or defeasance, as the case may be, and will be subject to Federal income tax on the same amounts and at the same times as would have been the case if such covenant defeasance or defeasance, as the case may be, had not occurred and, in the case of a defeasance, such opinion is based upon a ruling issued by the Internal Revenue Service or a change in the applicable Federal income tax law since the date of the Indenture to that effect.

CONCERNING THE TRUSTEE

  BankAmerica National Trust Company is the Trustee under the Indenture and has been appointed by the Company as initial Security Registrar (as defined in the Indenture) with regard to the Debt Securities. The Company also maintains substantial credit facilities and has other customary banking relationships with Bank of America National Trust and Savings Association, an affiliate of the Trustee.

                              PLAN OF DISTRIBUTION

GENERAL

  The Company may sell Offered Debt Securities (i) to or through underwriters or dealers; (ii) through agents; (iii) directly to purchasers; or (iv) through a combination of any such methods of sale. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the 1933 Act. The Prospectus Supplement relating to the Offered Debt Securities sets forth their offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the Offered Debt Securities and the proceeds to the Company from such sale, any discounts, commissions and other items constituting compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Offered Debt Securities may be listed.

  If underwriters are used in the sale, the Offered Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The Offered Debt Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Offered Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Offered Debt Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Offered Debt Securities may be entitled to indemnification or contribution by the Company against certain liabilities, including liabilities under the 1933 Act.

  The specific terms and manner of sale of Offered Debt Securities will be set forth or summarized in the Prospectus Supplement.

  If so indicated in the Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Offered Debt Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases will be subject to acceptance by the Company. The obligations of any purchaser under any such contracts will be subject to the condition that the purchase of Offered Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

                                 LEGAL OPINIONS

  The validity of the Debt Securities will be passed upon for the Company by Latham & Watkins, and for the underwriters, dealers or agents, if any, by O'Melveny & Myers, unless otherwise specified in the Prospectus Supplement.

                                    EXPERTS

  The consolidated balance sheet of the Company as of January 1, 1994 and January 2, 1993, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended January 1, 1994, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report, which includes an explanatory paragraph regarding the Company's adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards ("SFAS") No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions", SFAS No. 109, "Accounting for Income Taxes" and SFAS No. 112, "Employers' Accounting for Postemployment Benefits" during 1993, of Coopers & Lybrand, independent accountants, given on the authority of that firm as experts in accounting and auditing.

===============================================================================

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY PRICING SUPPLEMENT IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, ANY PRICING SUPPLEMENT AND ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AU-THORIZED. NEITHER THE DELIVERY OF THIS PROSPECTUS, ANY PRICING SUPPLEMENT AND ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UN-DER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF. THIS PROSPECTUS, ANY PRICING SUPPLEMENT AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents by
 Reference.................................................................   2
The Company................................................................   3
Use of Proceeds............................................................   3
Ratio of Earnings to Fixed Charges.........................................   3
Description of Debt Securities.............................................   3
Plan of Distribution.......................................................   9
Legal Opinions.............................................................  10
Experts....................................................................  10

===============================================================================

===============================================================================

                                 $100,000,000

                           [LOGO OF AVERY DENNISON]

                                DEBT SECURITIES


                               ----------------

                                  PROSPECTUS

                               ----------------
===============================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

      Securities and Exchange Commission filing fee................... $ 34,483
      Printing and engraving fees and expenses........................   10,000
      Trustee fees and expenses.......................................    5,000
      Legal fees and expenses.........................................  100,000
      Accounting fees and expenses....................................   38,000
      Rating agency fees..............................................   60,000
      "Blue Sky" fees and expenses, including legal fees..............    8,000
      Miscellaneous other expenses....................................    4,517
                                                                       --------
          Total....................................................... $260,000
                                                                       ========

- --------
* All expenses are estimates except the Securities and Exchange Commission filing fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the General Corporation Law of the State of Delaware provides that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any proceedings, against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.
Article VI of the Registrant's Bylaws requires indemnification of the Registrant's officers and directors to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant maintains insurance covering certain liabilities of the directors and officers of the Registrant and its subsidiaries. The Registrant has also entered into contractual arrangements with its directors and officers pursuant to which such persons may be entitled to indemnity from the Registrant against certain liabilities arising from the discharge of their duties in such capacities.

ITEM 16. EXHIBITS.

      4.1   Indenture, dated as of March 15, 1991, between Avery Dennison Corporation and Security Pacific National Bank, as Trustee (incorporated by reference to Exhibit 4 to Avery Dennison's Registration Statement on Form S-3 (File
             No. 33-39491)).
      4.2   First Supplemental Indenture, dated as of March 16, 1993, between Avery
             Dennison Corporation and BankAmerica National Trust Company, as successor
             Trustee (incorporated by reference to Exhibit 4.2 to Avery Dennison's
             Registration Statement on Form S-3 (File No. 33-59642)).
      5     Opinion of Counsel to the Company re: legality.
     12     Statement re: Computation of Ratio of Earnings to Fixed Charges.
     23(a)  Consent of Counsel to the Company (included in Exhibit 5).
     23(b)  Consent of Coopers & Lybrand (see Page II-5).
     24     Power of Attorney (included in the signature page of this Registration
             Statement).
     25     Statement of Eligibility and Qualification on Form T-1.

ITEM 17. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on March 18, 1994.

                                                 AVERY DENNISON CORPORATION

                                                 /s/ R. Gregory Jenkins
                                           By__________________________________
                                                    R. Gregory Jenkins
                                              Senior Vice President, Finance
                                                  Chief Financial Officer
Dated: March 18, 1994

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Charles D. Miller, Philip M. Neal and R. Gregory Jenkins, or any of them, as attorney-in-fact, with full power of substitution, to sign on his or her behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments or supplements, to this Registration Statement.

          SIGNATURES                        TITLE                  DATE

                                       Chairman and Chief
   /s/ Charles D. Miller                Executive Officer;    March 18, 1994
- ------------------------------          Director
      Charles D. Miller

    /s/ Philip M. Neal                 President; Director    March 18, 1994
- ------------------------------
        Philip M. Neal
                                       Senior Vice
                                        President, Finance
                                        (Principal
                                        Financial Officer)
  /s/ R. Gregory Jenkins                                      March 18, 1994
- ------------------------------
      R. Gregory Jenkins
                                       Vice President and
                                        Controller
                                        (Principal
                                        Accounting
                                        Officer)
   /s/ Thomas E. Miller                                       March 18, 1994
- ------------------------------
       Thomas E. Miller

                                       Founder and
                                        Chairman;
   /s/ R. Stanton Avery                 Emeritus; Director    March 18, 1994
- ------------------------------
       R. Stanton Avery

                                       Chairman of
                                        theExecutive
                                        Committee;
                                        Director
   /s/ H. Russell Smith                                       March 18, 1994
- ------------------------------
       H. Russell Smith

          SIGNATURES                          TITLE                DATE

/s/ Dwight L. Allison, Jr.                   Director         March 18, 1994
- ------------------------------
    Dwight L. Allison, Jr.

     /s/ John C. Argue                       Director         March 18, 1994
- ------------------------------
        John C. Argue

      /s/ Joan T. Bok                        Director         March 18, 1994
- ------------------------------
         Joan T. Bok

   /s/ Frank V. Cahouet                      Director         March 18, 1994
- ------------------------------
       Frank V. Cahouet

    /s/ F. Daniel Frost                      Director         March 18, 1994
- ------------------------------
       F. Daniel Frost

   /s/ Richard M. Ferry                      Director         March 18, 1994
- ------------------------------
       Richard M. Ferry

    /s/ Peter W. Mullin                      Director         March 18, 1994
- ------------------------------
       Peter W. Mullin

  /s/ Sidney R. Petersen                     Director         March 18, 1994
- ------------------------------
      Sidney R. Petersen

   /s/ John B. Slaughter                     Director         March 18, 1994
- ------------------------------
      John B. Slaughter

                                             Director         March   , 1994
- ------------------------------
   Lawrence. R. Tollenaere

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, which includes an explanatory paragraph regarding the Company's adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards ("SFAS") No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions", SFAS No. 109, "Accounting for Income Taxes" and SFAS No. 112, "Employers' Accounting for Postemployment Benefits" during 1993, dated January 31, 1994, appearing on page 53 of the Avery Dennison 1993 Annual Report to Shareholders and incorporated by reference in the Annual Report on Form 10-K of Avery Dennison Corporation for the year ended January 1, 1994, on our audits of the consolidated financial statements of Avery Dennison Corporation; and of our report dated January 31, 1994, appearing in the Annual Report on Form 10-K of Avery Dennison Corporation for the year ended January 1, 1994, on our audits of the financial statement schedules listed in the index on page S-1 of the Form 10-K. We also consent to the reference to our firm under the caption "Experts."

                                          Coopers & Lybrand

Los Angeles, California
March 17, 1994

                                 EXHIBIT INDEX

                                                                        SEQUENTIALLY
   EXHIBIT                                                                NUMBERED
     NO.                           DESCRIPTION                              PAGE
   -------                         -----------                          ------------
    4.1    Indenture, dated as of March 15, 1991, between Avery Den-
           nison
           Corporation and Security Pacific National Bank, as Trustee
           (incorporated by reference to Exhibit 4 to Avery
           Dennison's Registration Statement on Form S-3 (File No.
           33-39491)).
    4.2    First Supplemental Indenture, dated as of March 16, 1993,
           between
           Avery Dennison Corporation and BankAmerica National Trust
           Company, as successor Trustee (incorporated by reference
           to
           Exhibit 4.2 to Avery Dennison's Registration Statement on
           Form S-3 (File No. 33-59642)).
    5      Opinion of Counsel to the Company re: legality.
   12      Statement re: Computation of Ratio of Earnings to Fixed
            Charges.
   23(a)   Consent of Counsel to the Company (included in Exhibit 5).
   23(b)   Consent of Coopers & Lybrand (see Page II-5).
   24      Power of Attorney (included in the signature page of this
           Registration Statement).
   25      Statement of Eligibility and Qualification on Form T-1.